SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
(Amendment No. __ )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒   Preliminary Proxy Statement

/  /  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/  /  Definitive Proxy Statement

/  /  Definitive Additional Materials

/  /  Soliciting Material Pursuant to §240.14a-12

Builders Fixed Income Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

/  /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

/  /  Fee paid previously with preliminary materials.

/  /  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BUILDERS FIXED INCOME FUND, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held on April 27, 2007

TO THE SHAREHOLDERS:

Builders Fixed Income Fund, Inc. (the “Fund”) is holding a special meeting of shareholders (“Meeting”) on Friday, April 27th at 10:00 a.m. Central Standard Time. The place of the Meeting is the Carpenters’ District Council of Greater St. Louis, 1401 Hampton Avenue, St. Louis, MO 63139.

The purpose of the meeting is as follows:

(1)	To approve a proposed Subadvisory agreement between Richmond Capital Management and Capital Mortgage Management, Inc.

(2)	To approve and ratify the selection of UHY LLP to serve as the Fund’s Independent Registered Public Accounting Firm.

(3)	To transact such other business as may properly come before the Meeting or any adjournments thereof.

You may vote at the Meeting if you are the record owner of shares of the Fund as of the close of business on April 13, 2007. You are invited to attend the Meeting in person. If you plan to attend the Meeting, please indicate your intention on the enclosed proxy card and return it promptly in the envelope provided. Whether you will be able to attend or not, PLEASE VOTE so that a quorum will be present at the Meeting.

You may cast your vote by completing, signing, and returning the enclosed proxy card by mail in the envelope provided. If you have any questions before you vote, please contact the Fund by calling (636) 207-0160.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. TO AVOID THE COST OF FOLLOW-UP SOLICITATION AND A POSSIBLE ADJOURNMENT OF THE MEETING, PLEASE READ THE ENCLOSED PROXY STATEMENT, AND COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IT IS IMPORTANT THAT YOUR VOTE BE RECEIVED BY 10:00 A.M. (EASTERN TIME) ON APRIL 27, 2007.

Thank you for your cooperation and continued investment in the Fund.

By order of the Board of Directors,

John W. Stewart
Chairman and President

April 5, 2007

BUILDERS FIXED INCOME FUND, INC.
218 Henry Road
Manchester, MO 63011
(636) 207-0160

PROXY STATEMENT
Dated April 5, 2007

SPECIAL MEETING OF SHAREHOLDERS
To be held on April 27, 2007

Builders Fixed Income Fund, Inc. (the “Fund”), is holding a special meeting of shareholders (the “Meeting”) on April 27, 2007 at 10:00 a.m. Central time. The place of the Meeting is the Carpenters’ District Council of Greater St. Louis, 1401 Hampton Avenue, St. Louis, MO 63139.

The Board of Directors of the Fund (the “Board”) is sending you this proxy statement and the enclosed proxy card on behalf of the Fund. The Board is soliciting your proxy to vote at the Meeting.

Proposals
The following proposals will be presented at the Meeting:

(1)	To approve a proposed Subadvisory agreement between Richmond Capital Management, Inc. and Capital Mortgage Management, Inc.

(2)	To approve and ratify the selection of UHY LLP to serve as the Fund’s Independent Registered Public Accounting Firm.

(3)	To transact such other business as may properly come before the Meeting or any adjournments thereof.

Who is Eligible to Vote?

The Board is sending this proxy statement on or about April 5, 2007 to all shareholders entitled to vote. Shareholders who owned shares of the Fund at the close of business on April 2, 2007 (“Record Date”) are entitled to vote at the Meeting. On the Record Date, the Fund had 17,274,429.631 shares outstanding. Each share of the Fund you held as of the Record Date entitles you to one vote on each proposal set forth above, and each fractional share entitles you to a fractional vote.

How to Vote

Voting by Proxy. You can vote by completing and signing the enclosed proxy card, and mailing it in the enclosed postage paid envelope. If you need assistance, or have questions regarding the proxy or how to vote your shares, please call the Fund at (636) 207-0160. Whether you plan to attend the Meeting or not, the Board urges you to complete, sign and date the enclosed proxy card and to return it promptly. Returning the proxy card will not affect your right to attend the Meeting and vote.

The Board has named John W. Stewart and Michael Stewart to act as proxies at the Meeting. If you properly complete your proxy card and send it to the Fund, your proxy will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will be deemed a vote “For” each Proposal in accordance with the Board’s recommendations.

If any other matter is presented, your proxy will vote in accordance with the proxy’s best judgment. At the time this proxy statement was printed, the Board knows of no matter that needs to be acted on at the Meeting other than those discussed in this proxy statement. If you appoint a proxy, you may revoke it any time before it is exercised. You can do this by sending in another proxy with a later date, or by notifying the Fund’s Secretary in writing before the Meeting.

Voting in Person. If you do attend the Meeting and wish to vote in person, you will be given a ballot when you arrive. If shares are held in the name of a pension plan, you must bring a letter from the plan authorizing you to vote the shares on the plan’s behalf.

Quorum and Required Vote

A quorum of shareholders is necessary to hold a valid Meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the Meeting will constitute a quorum. The Fund intends to treat properly executed proxies that are marked “abstain” as present for the purposes of determining whether a quorum has been achieved at the Meeting. The Fund does not consider abstentions as a vote “for” or “against” a matter and will therefore disregard abstention votes in determining the “votes cast” on a proposal.

Board Recommendation on Proposals

The Board recommends that shareholders vote FOR Proposal 1 and Proposal 2.

Information About the Fund

The Fund will furnish shareholders with free copies of its most recent annual and semi-annual reports upon request. To obtain these free reports, please call the Fund’s transfer agent at (877) 923-5626 or direct your written request to Unified Fund Services, 431 N. Pennsylvania Street, Indianapolis, IN 46204.

PROPOSAL 1:  APPROVAL OF PROPOSED SUBADVISORY AGREEMENT

The persons selected by the Board to act as proxies will vote on your behalf for the proposed subadvisory agreement, unless you withhold authority to vote for the Subadvisory Agreement in the proxy. The Board is encouraging all shareholders to participate in the governance of the Fund.

At an in-person meeting held on February 15, 2007, the Board voted to approve a proposed subadvisory agreement between Richmond Capital Management (“Richmond Capital”) and Capital Mortgage Management, Inc. (the “Manager”). The Board noted that its approval was conditioned upon the Manager conducting an on-site compliance visit to Richmond Capital and negotiating a fee schedule with breakpoints acceptable to both parties. The Board approved the final form of  Subadvisory Agreement at a meeting held on April 12, 2007.  The Board noted that shareholder approval would be required prior to commencement of the engagement.

The Board is asking you to vote on this proposed agreement because the Fund may enter into a new subadvisory agreement only with shareholder approval. Richmond Capital would replace the Fund’s current subadviser, Principal Global Investors, LLC (“Principal”) which has announced its intention to resign as the Fund's subadviser effective on June 30, 2007, or earlier in the event a new subadviser is approved prior to June 30th. This was an amicable resignation and Principal has agreed to assist in the smooth and professional transition of its subadvisory services to its successor.

Terms of the Proposed Subadvisory Agreement
The terms of the proposed subadvisory agreement with Richmond Capital (the “Agreement”) are substantially the same as the current subadvisory agreement with Principal. Under the terms of each subadvisory agreement, the subadviser agrees to provide investment advisory services to the Fund, with discretion to purchase and sell securities on behalf of the Fund in accordance with its investment objective, policies and restrictions. Each subadviser also agrees to meet with the Manager and the Board at least quarterly, to provide them regularly with economic and investment analyses and reports, and to make available to them upon request any economic, statistical and investment services normally available to institutional or other customers of the subadvisor. Each agreement provides that the subadviser is responsible for periodically determining the interest rates and discount points for mortgages originated by financial institutions and other mortgage lenders who participate in the ProLoan program.

Under the proposed Agreement, the Manager will coordinate with Richmond Capital and participating lenders to track production pipeline and coordinate the closing of such mortgages to ensure timely securitization and delivery of mortgage-backed securities to the Fund for purchase. In addition, Richmond Capital will have sole discretion to grant extensions of time or waive extension fees due from borrowers who are locked into a forward interest rate commitment provided by Richmond Capital through the ProLoan program.

Each subadvisory agreement provides that it automatically will terminate if assigned. Each agreement also provides that it may be terminated without penalty at any time by the Manager, by a vote of a majority of the Board or by a vote of a majority of the outstanding voting securities of the Fund on no less than 30 days’ nor more than 60 days’ written notice to the subadviser, or by the subadviser upon 120 days’ written notice to the Fund. The proposed Agreement will continue in effect initially for two years and annually thereafter, provided that such continuance is specifically approved by a vote of the Board, including the affirmative votes of a majority of the Directors who are not parties to the proposed Agreement or “interested persons” (as defined in the Investment Company Act of 1940, the “1940 Act”) of any such party, cast in person at a meeting called for the purpose of considering such approval, or by the vote of shareholders.

Each subadvisory agreement provides that the subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection the subadviser’s services under the subadvisory agreement, except a loss resulting from the willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the subadvisory agreement. In the proposed Agreement the Manager acknowledges that Richmond Capital does not guarantee the Fund from loss or depreciation, nor does it guarantee any minimum performance by the Fund. The proposed Agreement also requires the Manager (not the Fund) to indemnify Richmond Capital and its affiliates from any claims, costs and expenses (including without limitation, attorneys’ fees, court costs and damages), arising directly or indirectly out of the proposed Agreement, and the limited agency relationship created by proposed Agreement, when Richmond Capital is acting pursuant to the expressed or implied directions of the Fund’s current registration statement, unless Richmond Capital has engaged in: (i) fraud, (ii) intentional unlawful acts or omissions, or (iii) acts of gross negligence. The proposed Agreement states that this indemnification provision is not a waiver of, nor shall it limit in any way, (i) the obligations of Richmond Capital under federal or state securities laws (including, specifically, laws relating to the regulation of investment advisors); or (ii) any fiduciary obligation owed by Richmond Capital to the Manager or the Fund under applicable law.

Reduction in Subadvisory Fees
Currently, the Fund pays Principal a monthly fee equal to an annual rate of 0.165% of its average daily net assets. For the fiscal year ended December 31, 2006, the Fund paid Principal $399,139 in subadvisory fees.

Under the proposed Agreement, Richmond Capital will receive a lower, annual subadvisory fee of 0.150% of the Fund’s average daily net assets up to $750 million, which fee is reduced to 0.145% once the Fund’s average daily net assets exceed $750 million. The subadvisory fee is paid directly to Richmond Capital by the Fund at the direction of the Manager.

Factors the Board Considered
The Board discussed the approval of the proposed Agreement at a meeting held in person on February 15, 2007. In evaluating the proposed Agreement, the Board reviewed materials furnished by Richmond Capital relevant to the Board’s decision, including a description of the firm’s investment philosophy and investment strategies, Form ADV Part II, a written response to the Manager’s request for a proposal to serve as subadviser to the Fund, and performance information for the firm’s institutional core fixed income accounts. Mr. Mark J. Walker, CFA, President and Portfolio Manager, and Mr. Patton H. Roark, Jr., CFA, Principal and Portfolio Manager, of Richmond Capital, attended the meeting in person.

After reviewing the written materials and meeting with Richmond Capital’s principals, the Board determined to approve the proposed Agreement based on a number of factors, including but not limited to: (1) Richmond Capital has been a registered investment adviser with the SEC for over 20 years; (2) Richmond Capital specializes in managing fixed income investments primarily for institutional clients, including Taft-Hartley Plans, and currently has $4.9 billion in discretionary assets under management; (3) the proposed new lead portfolio manager has 10 years’ experience managing another commingled mutual fund, which operated the AFL-CIO Housing Investment Trust, which operates an investment and mortgage program similar to the Fund and its ProLoan program; (4) the prior performance of Richmond Capital’s broad core fixed income composite has outperformed the Lehman Aggregate Bond Index (the “Index”) in seven of the last 10 years and the composite’s annualized return for the ten years ended December 1, 2006 exceeded the return of the Index, 6.51% (gross of fees) compared to 6.24% for the Index; (5) the proposed subadvisory fee is lower than the current subadvisory fee and contains a fee breakpoint once the Fund’s assets exceed $750 million; (6) Richmond Capital’s Form ADV discloses that it does not have any soft dollar arrangements with dealers for services, so that the most competitive bid of offering is almost always the deciding factor in trade execution.

At a subsequent Board meeting on April 2, 2007, the Fund’s Chief Compliance Officer (“CCO”) summarized a due diligence review and on-site visit of Richmond Capital’s offices conducted by the CCO and the Fund’s Chairman. The CCO summarized Richmond Capital’s compliance program, including its Code of Ethics, prohibitions on insider trading and proxy voting policy. The CCO advised the Board that Richmond Capital has adopted a compliance program that is reasonably designed to prevent violations of federal securities laws.

After reviewing these factors, the Board concluded that it is in the best interests of the Fund and its shareholders to approve the proposed Agreement with Richmond Capital.

About Richmond Capital
Richmond Capital currently manages over $4.9 billion and focuses solely on managing fixed income accounts for institutional investors. The proposed new lead portfolio manager for the Fund has extensive experience in the mortgage business, including 10 years of experience as a discretionary portfolio manager of the $3 billion AFL-CIO Housing Investment Trust, which operates a mortgage program similar to the Fund’s ProLoan program. Richmond Capital’s principal offices are located at 10800 Midlothian Turnpike, Suite 217, Richmond, VA, 23235. Richmond Capital is 100% employee-owned.

Investment Philosophy
Richmond Capital’s investment process utilizes four tools:

1. Duration/Maturity Management
Richmond Capital’s duration management strategy begins with determining the appropriate level of maturity risk compared to the client’s benchmark. Richmond Capital will structure the duration of the portfolio within a defined band of the benchmark index based on their assessment of the value in the fixed income markets. Typically, they pay close attention to yields in excess of inflation, believing that this “real yield” is a primary barometer of value for bond investors.

2. Yield Curve Analysis
The yield curve presents investors with opportunities to add value by concentrating or dispersing holdings across the maturity spectrum. Richmond Capital uses its ongoing analysis of the yield curve to determine where it believes the most return can be achieved for the least amount of risk. By recognizing times of opportunity and deploying investments properly, Richmond Capital believes that it can add incremental price return when the yield curve changes shape.

3. Sector Rotation
In this step of the process, Richmond Capital examines the yield relationships among various sectors of the bond market, including treasuries, agencies, corporate bonds, residential mortgage-backed securities, asset-backed securities and commercial mortgage-backed securities. The portfolio managers then determine which sectors have the greatest potential for superior performance. Historically, Richmond Capital has emphasized investment-grade corporate bonds and mortgage pass-throughs, because of the higher yields and greater total returns.

4. Security Selection
Once Richmond Capital has selected what it believes to be the most attractive sectors, it looks for undervalued securities within those sectors. For example, in the corporate sector, they analyze the various factors determining value, beginning with economic, industry and company trends. Richmond Capital studies profitability and balance sheet strength, always looking for a “margin of safety” under various economic conditions.

Executive Officers and Directors
The following are the Executive Officers and Directors of Richmond Capital:

Name	Title
William Harold Schultz	Managing Director
Jo Ann Smith Stoddard	Managing Director
Mark Jackson Walker	President/Chief Compliance Officer
Howard Kyger Bos	Managing Director
Elizabeth McDermott Harris	Director
Beth Lynn Baron	Principal
Roy Wheatley McDowell	Principal
Janis Hightower Warren	Principal
Patton H. Roark, Jr.	Principal
Paul Herman Lundmark	Principal

Effective Date of Proposed Subadvisory Agreement
If approved, the Agreement with Richmond Capital will become effective on April 30, 2007.

The Board of Directors recommends that you vote “FOR” Proposal 1.

PROPOSAL 2:  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

You are being asked to approve and ratify the Board’s selection of UHY LLP (“UHY”) to serve as the Fund’s Independent Registered Public Accounting Firm. UHY performs an annual audit of the Fund’s financial statements and provides other accounting and tax services to the Fund. The Fund has not requested any representatives of UHY to be present at the Meeting.

The Audit Committee, which consists of all of the Directors who are not “interested persons” of the Fund as defined in the 1940 Act, approved UHY during an in-person meeting held on November 8, 2006. This meeting was held to consider UHY’s qualifications to serve as the Fund’s auditor and the scope of UHY’s audit of the Fund’s December 31, 2006 financial statements. The Audit Committee recommended, and the full Board of Directors approved the appointment of UHY, as independent registered public accounting firm, to audit the Fund’s 2006 financial statements, subject to completion of the terms of its engagement.

Deloitte & Touche LLP (“Deloitte”) had been previously approved as the Independent Registered Public Accountant of the Fund for the fiscal year ended December 31, 2006. On November 8, 2006, the Audit Committee of the Fund’s Board of Directors and the Board as a whole accepted the resignation of Deloitte as auditor for the Fund. Deloitte advised the Fund in writing that neither of Deloitte’s reports on the financial statements for the past two fiscal years contained adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, during the Fund’s two most recent fiscal years and through November 8, 2006, Deloitte stated that there were no disagreements with the Fund on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte would have caused them to make a reference thereto with their reports on the Fund’s financial statements for such years. The Fund has not requested that any representative of Deloitte be present at the Meeting.

About UHY LLP
UHY is a national firm with offices in 15 states and over 1,200 employees that provides audit services to institutional clients, including financial services clients. UHY has a continuing arrangement with UHY Advisors, Inc. (“UHY Advisors”) whereby it leases professional personnel who are full time permanent employees of UHY Advisors. UHY Advisors provides only non-audit services. As a result of UHY’s arrangement with UHY Advisors, UHY has no full time permanent employees and all audit services performed for the Fund by UHY for 2006 were provided by permanent, full time employees of UHY Advisors that were leased to UHY. UHY manages and supervises the audit engagement and the audit personnel, and is exclusively responsible for the firm’s report rendered in connection with its audit of the financial statements.

Principal Accountant Fees and Services

Audit Fees
For the fiscal year ended December 31, 2005, Deloitte, the former auditor, was paid $21,200 by the Fund for professional services rendered for the audit of the Fund’s annual financial statements, including services that are normally provided in connection with statutory and regulatory filings. For the fiscal year ended December 31, 2006, UHY was paid $19,750 by the Fund for professional services rendered for the audit of the Fund’s annual financial statements, or for services that are normally provided in connection with statutory and regulatory filings. For the fiscal year ended December 31, 2007, the Fund is expected to be billed $20,700 by UHY.

Audit-Related Fees
For the fiscal years ended December 31, 2005 and 2006 no fees were paid by the Fund for assurance and related services that are reasonably related to the performance of the audit of the Fund’s financial statements and that are not reported above.

Tax Fees
For the fiscal year ended December 31, 2005 Deloitte was paid $6,900 by the Fund for professional tax services rendered. For the fiscal year ended December 31, 2006 UHY was paid $5,000 by the Fund for professional tax services rendered. Tax services refer to professional services rendered by UHY and Deloitte for tax compliance, tax advice, and tax planning. Such services consisted of annual distribution review and tax return preparation. Tax services are considered non-audit services.

All Other Fees
For the fiscal year ended December 31, 2005 and 2006, no fees were paid by the Fund for products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures
Pursuant to the Audit Committee Charter, the Audit Committee (the “Committee”) of the Board of Directors of the Fund has adopted policies and procedures that require it to pre-approve all audit and non-audit services provided to the Fund, including services provided to the Fund’s Manager. All of the services described under “Audit Fees,” “Tax Fees,” “All Other Fees” and all other sub-sections above were pre-approved by the Committee. UHY and Deloitte have advised the Committee that all hours spent on auditing the Fund’s financial statements were attributed to work performed by full-time permanent employees of either Deloitte or UHY (through employees leased from UHY Advisors).

For the fiscal years ended December 31, 2005 and 2006, the Committee approved the following non-audit services billed by UHY and Deloitte to the Fund and the Fund’s Investment Advisor:  1) preparation of federal, state and excise tax returns; 2) review of dividend calculations; 3) review of semi-annual financial statements; and 4) preparation of federal and state tax returns for the Manager and its chief executive officer.

The following table indicates the non-audit fees billed by UHY and Deloitte to the Fund and the Manager for the last two years.

Non-Audit Related Fees	Fiscal Year Ended December 31, 2006	Fiscal Year Ended December 31, 2005
Fund	$5000	$6900
Fund’s Manager	$4000	$3870

Non-Audit Fees
For the fiscal years ended December 31, 2005 and 2006, neither Deloitte nor UHY billed the Fund or the Manager for products and services other than those reported above. For the fiscal years ended December 31, 2005 and 2006, Deloitte and UHY, each provided audit and non-audit services to the Manager, all of which were pre-approved by the Committee.

The Board of Directors recommends that you vote “FOR” Proposal 2.

OTHER MATTERS TO BE CONSIDERED AT THE MEETING

The Board does not know of any other matters to be presented at the meeting other than those set forth in this proxy statement. If any other business should come before the Meeting, the persons named in the accompanying proxy will vote thereon in their best judgment.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

The table below sets forth information about the persons that held beneficially 5% or more of the outstanding shares of any class of the Fund as of the Record Date. Any shareholder who beneficially holds, directly or indirectly, more than 25% of the Fund’s voting securities may be deemed a “control person” (as defined in the 1940 Act) of the Fund.

Builders Fixed Income Fund*

Name and Address	Shares	% Ownership	Type of Ownership
Carpenters’ Pension Trust 1401 Hampton Avenue St. Louis, MO 63139-3159	10,008,668.421	57.94%	Record
Building Trades United Pension Trust Milwaukee and Vicinity P.O. Box 530 Elm Grove, WI 53122	2,702,475.159	15.64%	Record
Chicago District Council of Carpenters 12 East Erir Street Chicago, IL 60611	1,040,943.789	6.03%	Record
United Brotherhood of Carpenters 101 Constitution Ave. NW Washington, DC 20001	911,327.766	5.28%	Record

*As of April 13, 2007, all directors and officers of the Fund collectively own less than 1% of the outstanding shares of the Fund. Mr. Terry Nelson, a director of the Fund, is managing trustee of the pension fund of the Carpenters’ Pension Trust described above.

NAMES AND ADDRESSES OF THE FUND’S SERVICE PROVIDERS

Manager. Capital Mortgage Management, Inc. serves as the Fund’s Manager and, as such, is responsible for the management of the Fund, subject to oversight by the Board. The Manager’s principal offices are located at 218 Henry Road, Manchester, MO 63011.

Sub-adviser. The Manager has proposed to engage Richmond Capital Management to provide portfolio management to the Fund and manage the day-to-day operations of the Fund. The Sub-adviser’s principal offices are located at 10800 Midlothian Turnpike, Suite 217, Richmond, VA, 23235.

Principal Underwriter. Unified Financial Securities, Inc. has served as the principal underwriter of the Fund since December 13, 2006. The principal underwriter’s offices are located at 431 N. Pennsylvania Street, Indianapolis, IN 46206.

Administrator. U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, WI 53202, serves as the Fund’s Administrator. The Administrator supervises the overall supervision of the Fund, including, among other responsibilities, the preparation and filing of all documents required for compliance by the Fund with applicable laws and regulations, arranging for the maintenance of books and records of the Fund, and supervision of other organizations that provide services to the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold annual meetings of shareholders. A special meeting of shareholders may be called at any time by the President of the Fund, the Chairman of the Board or a majority of the directors of the Board. Rule 14a-8 under the Securities Exchange Act of 1934, as amended, requires that, to be considered for presentation at a shareholders’ meeting, a shareholder’s proposal must, among other things, be received at the offices of the Fund a reasonable time before a solicitation is made. Any shareholder who wishes to submit a proposal that satisfies the eligibility requirements of Rule 14a-8 for consideration at a special meeting of the Fund’s shareholders should send such proposal to the Manager at 218 Henry Road, Manchester, MO 63011. The Manager will present each proposal received to the Board at the next regularly scheduled Board meeting. Timely submission of a proposal does not necessarily mean that such proposal will be included in a proxy statement furnished by the Board. To the extent a shareholder proposal is included in a proxy statement furnished by the Board or in its own separate proxy statement, the shareholder making such proposal will be required to bear the costs associated with including such proposal in the proxy statement, as well as the costs of holding the special meeting of shareholders.

SOLICITATION OF PROXIES

Solicitation will be primarily by mail, but officers and employees of the Manager or the Fund’s Administrator, without compensation, may solicit shareholders by telephone or personal contact. The Fund will bear the routine costs and expenses in connection with the shareholder meeting.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

John W. Stewart, Chairman, President and Treasurer
Builders Fixed Income Fund
April 5, 2007

PROXY CARD
BUILDERS FIXED INCOME FUND, INC.

SPECIAL MEETING OF SHAREHOLDERS
April 27, 2007

The undersigned hereby appoints John W. Stewart and Michael Stewart, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, for the Special Meeting of Shareholders of the Builders Fixed Income Fund, Inc. (the “Fund”), to be held on April 27, at 10 a.m. Central Standard Time at the offices of Carpenters’ District Council of Greater St. Louis, 1401 Hampton Avenue, St. Louis, MO 63139 (the “Meeting”), to vote, as designated below, all shares of the Fund, held by the undersigned at the close of business April 13, 2007. Capitalized terms used without definition have the meanings given to them in the accompanying Proxy Statement.

DATE:
NOTE: Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee or corporate officer, please give your full title.

Signature(s)
Name:
Title(s)

This proxy will be voted as specified below. IF THE PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH PROPOSAL AND IN THE DISCRETION OF THE ABOVE-NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. Please indicate by filling in the appropriate box below.

1.	To approve the proposed subadvisory agreement between Richmond Capital Management and Capital Mortgage Management, Inc.
FOR   AGAINST   ABSTAIN
 ☐           ☐             ☐

2.
To approve and ratify the selection of UHY LLP to serve as the Fund’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2006 and for the fiscal year ending December 31, 2007:

FOR   AGAINST   ABSTAIN
 ☐           ☐             ☐

WE NEED YOUR VOTE BEFORE THE END OF THE DAY ON APRIL 26, 2007.

I currently intend to attend the Meeting in person:                          Yes ☐      No ☐

Your vote is important. Even if you currently intend to attend the meeting in person, we still urge you to complete, sign, date and return this proxy card using the enclosed postage prepaid envelope. Your prompt return of the proxy will help assure a quorum at the meeting and avoid additional expenses associated with further solicitation. Sending in your proxy will not prevent you from personally voting your shares at the meeting. You may revoke your proxy before it is voted at the meeting by submitting to the Secretary of the Fund a written notice of revocation or a subsequently signed proxy card, or by attending the meeting and voting in person.

THANK YOU FOR YOUR TIME